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                                 Exhibit 21.1

                              CARROLS CORPORATION
                        Subsidiaries of the Registrant


Name                                   State of Incorporation
----                                   ----------------------

Carrols Realty Holdings                       Delaware
Carrols Realty I Corp.                        Delaware
Carrols Realty II Corp.                       Delaware
Carrols J.G. Corp.                            Delaware
Quanta Advertising Corp.                      New York
Pollo Franchise, Inc.                         Florida
Pollo Operations, Inc.                        Florida
Taco Cabana, Inc.                             Delaware
TP Acquisition Corp.                          Texas
T.C. Management, Inc.                         Delaware
Taco Cabana Management, Inc.                  Texas
Get Real, Inc.                                Delaware
Texas Taco Cabana, L.P.                       Texas
Taco Cabana Multistate, Inc.                  Delaware
Taco Cabana Atlanta, Inc.                     Delaware
Colorado Cabana, Inc.                         Colorado
T.C. Lease Holdings III, V and VI, Inc.       Texas
Cabana Bevco, LLC                             Texas
TC Bevco Management, LLC                      Texas
TC Bevco Holdings, LLC                        Texas
TC Bevco, LLC                                 Texas
Cabana Beverages, Inc.                        Texas
Two Pesos Liquor Corporation                  Texas
Rosa Beverages, Inc.                          Texas